Exhibit 99.2

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com
Jeffrey W. Church
Chief Financial Officer, Treasurer
& Corporate Secretary
(240) 632-5510
jchurch@genvec.com
GENVEC TO RAISE $14.5 MILLION IN REGISTERED DIRECT
OFFERING OF COMMON STOCK
     GAITHERSBURG, MD (September 21, 2005) — GenVec, Inc. (Nasdaq: GNVC) today announced that it has obtained commitments to purchase shares of its common stock in a registered direct offering for gross proceeds of $14.5 million. Under the terms of the transaction, GenVec will sell 7,250,000 shares of its common stock at $2.00 per share to a group of institutional investors. The closing of the offering is expected to take place on September 26, 2005, subject to the satisfaction of customary closing conditions.
     GenVec estimates net proceeds from the financing to be approximately $13.4 million after deducting placement agent fees and the estimated costs associated with the offering. GenVec plans to use the net proceeds of this financing to fund ongoing product development, including support of clinical trials, expansion of manufacturing capabilities and general corporate purposes.
     SG Cowen & Co., LLC acted as exclusive placement agent for the transaction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from SG Cowen & Co., LLC at 1221 Avenue of the Americas, 14th Floor, New York, NY 10020, fax +1-646-562-1269.

     A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission on April 28, 2005. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     GenVec is a publicly held clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies that improve patient care in the areas of cancer and cardiac disease, and to prevent vision loss. Each of GenVec’s gene-based product candidates uses a common patent-protected platform to deliver genes that produce medically beneficial proteins directly at the site of disease — TNFerade™ for oncology, BIOBYPASS® for cardiovascular disease, and AdPEDF for ophthalmology. GenVec’s vaccine program applies the Company’s unique delivery technology and 293-ORF6 cell line to develop vaccines against a variety of diseases, including HIV, malaria, and foot and mouth disease. Additional information on GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.
     Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators, risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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